  Exhibit 10.1

NOVUSTERRA INC.

This agreement (this “Agreement”) is entered into by and between Novusterra Inc. (“the Company”) a Florida corporation and American Resources Corp (“ARC”) a Florida Corporation doing business in Indiana (each ARC and the Company, the “Parties” and each, a “Party”) for the Company to issue ARC 10,000,000 Class B no par value Common Shares and 5,700,000 Class A no par value Common shares, which collectively represent 51.14% ownership and 87.57% voting rights of the Company as of March 19, 2021 in exchange for ARC using the Company to build a Graphene Manufacturing Operation using certain technology to which ARC has licensed.

NOW THEREFORE, in exchange for the Parties entering into the Graphene Development Agreement dated March 19, 2021, and for good and valuable consideration, the Parties agree as follows:

1.
Novusterra Inc., is a Florida corporation in good standing with the Secretary of State for the State of Florida, The present capitalization of the Company consist authorized shares of 3,000,000,000 of which (1) 2,400,000,000 shares have been designated as Class A Common Stock, no par value per share (with one vote for each share) (2) 200,000,000 shares have been designated as Class B Common Stock, no par value per share (with 10 votes for each share), and (3) 400,000,000 shares of Preferred Stock, no par value per share.
2.
As of March 19, 2021, the Company has 15,000,000 Class A common stock outstanding, no Class B and Preferred stock outstanding.
3.
The Company represent and warrant that there are no lawsuits pending or threatened and that all tax returns have been filed and taxes and withholding taxes paid and there are no outstanding claims or liabilities, contingent or otherwise, including any tax claims and liabilities except those set forth in the relevant Financial Statement and those incurred in the normal course of business since the date of the relevant Financial Statements.
4.
ARC will look to expand the Board of Directors and Officers of the Company over time as it builds out the technology and company. Initially Mark C. Jensen and a minimum of one with a right of 2 other nominees will be appointed by AREC on the board.
5.
On the day the majority ownership transfers to ARC they will be taking over the Company with no assets or liabilities in the Company.
6.
The Company currently has a Regulation A prospectus filed with the SEC and has gotten 7 comments, Andrew Weeraratne the current Chief Executive and Chief Financial Officer agrees to continue to work as a financial consultant and CFO of the Company till this Reg A offering filed with the SEC is qualified and the financing is closed to secure a full time CFO.
7.
This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.
8.
The Company Shares issued to ARC are not registered and will not be registered in connection with this Agreement under the Securities Act of 1933, as amended (the “Securities Act”), or any state’s securities laws, on the grounds that the transaction in which the New Company Shares are to be issued qualifies for applicable exemptions from the securities registration requirements of such statutes. The exemptions being claimed include, but are not necessarily limited to, those available under Section 4(a)(2) of the Securities Act and the reliance by the Company upon the exemptions from the securities registration requirements of the federal and state securities laws, is predicated in part on the representations, understandings and covenants set forth in this Agreement.

(i) ARC agrees and acknowledges that until such time as the Company Shares are registered under the Securities Act, each document evidencing the Company Shares, will bear a restrictive legend in substantially the following form:
“The shares evidenced by this certificate have not been registered under either the Securities Act of 1933, as amended, or the securities laws of any state. These securities may not be offered for sale, sold, assigned, pledged, hypothecated, or otherwise transferred: at any time, absent either (A) registration of the transaction under the Securities Act of 1933, as amended, and every other applicable state securities law or (B) the issuer’s receipt of an acceptable opinion of counsel that registration of the transaction under those laws is not required.”

9. ARC represent and warrant to the Company that they are sophisticated investors able to evaluate the merits, risks, and other factors bearing upon the suitability of the Securities as an investment and have been afforded adequate opportunity to evaluate this investment in light of those factors, his financial condition, and investment knowledge and experience.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates set forth below.

/s/ Mark Jensen Mark Jensen Chief Executive Officer 12115 Visionary Way Suite 174 Fishers, IN 46038 Date: March 31st, 2021	/s/ I Andrew Weeraratne I Andrew Weeraratne Chief Executive Officer 7135 Collins Ave No. 624 Miami FL 33141 Date: March 31st, 2021